MIM CORPORATION
                              1999 CASH BONUS PLAN
                                FOR KEY EMPLOYEES

                             Effective March 1, 1999

                               SECTION 1 - Purpose

     This MIM CORPORATION 1999 CASH BONUS PLAN FOR KEY EMPLOYEES (the "Plan") is intended to provide a means whereby MIM Corporation, a Delaware corporation (the "Company"), and any Subsidiary or other Affiliate of the Company (as such terms are defined below) may, through the grant of Bonuses (as defined below) to Key Employees (as defined below), attract and retain such Key Employees and motivate them to exercise their best efforts on behalf of the Company and its Subsidiaries and Affiliates.

     As used in the Plan, the following terms shall have the following meanings:

     "Affiliate" means any corporation, limited liability company, partnership or other entity, including Subsidiaries, which is controlled by or under common control with the Company.

     "Bonus" means an award granted to a Key Employee pursuant to Section 4 of this Plan.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Employee" means any employee of the Company or its Subsidairies and Affiliates (including any directors and officers who also are employees).

     "Key Employee" means any Employee who is identified by the Committee (as defined below) as being instrumental to the success of the Company and its Subsidiaries and Affiliates and who is designated by the Committee for participation in the Plan, as provided in Section 4.

     "Subsidiary" means any corporation (whether or not in existence at the time the Plan is adopted) which, at the time a Bonus is granted, is a subsidiary of the Company under the definition of "subsidiary corporation" contained in section 424(f) of the Code or any similar provision hereafter enacted.


                           SECTION 2 - Administration

     The Plan shall be administered by the Company's Compensation Committee (the "Committee"), which shall consist of not less than two (2) non-employee directors (within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, or any successor thereto) who are also outside directors (within the meaning of Treas. Reg. ss. 1.162-27(e)(3), or any successor thereto) of the Company who shall be appointed by, and shall serve at the pleasure of, the Company's

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Board of Directors (the "Board").  Each member of such Committee,  while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

     The Committee shall have full and final authority in its absolute discretion, subject to the terms of the Plan, to select the Key Employees to be granted Bonuses under the Plan, to grant Bonuses on behalf of the Company, and to set the date of grant and the other terms of such Bonuses. The Committee may correct any defect, supply any omission and reconcile any inconsistency in the Plan and in any Bonus granted hereunder in the manner and to the extent it shall deem desirable. Notwithstanding the preceding, the Committee shall not have the power or authority to take any action with respect to a Bonus which is intended to qualify as "performance-based compensation" within the meaning of section 162(m) of the Code if the taking of such action would cause such Bonus to cease to so qualify.

     No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Bonus granted hereunder.


                             SECTION 3 - Eligibility

     The class of persons who shall be eligible to receive Bonuses under the Plan shall be Key Employees. More than one Bonus may be granted to a Key Employee under the Plan.


                            SECTION 4 - Bonus Awards

     (a) Granting of Bonuses. From time to time until the suspension or termination of the Plan, the Committee may, on behalf of the Company, grant to Key Employees such Bonuses as it determines are warranted, subject to the limitations of the Plan. The granting of a Bonus under the Plan shall not be deemed either to entitle the recipient to, or to disqualify the recipient from, any other Bonus award under the Plan or under any other plan. In making any determination as to whether an Employee shall be considered a Key Employee, as to whether a Key Employee shall be granted a Bonus and as to the terms and amount of any such Bonus, the Committee shall take into account the duties of the Key Employee, the Committee's views as to his or her present and potential contributions to the success of the Company or its Subsidiaries and Affiliates, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan.

     (b) Terms and Conditions of Bonuses. Bonuses granted pursuant to the Plan may be made outright or may be subject to the achievement of such performance objectives over such period as the Committee, in its discretion, may determine. Different performance objectives and periods may be established for different Bonus awards. In its discretion, the Committee may condition the granting of a Bonus on the execution by the Key Employee of a written agreement containing such terms and conditions as the Committee deems appropriate.




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     (c) Payment.  All Bonuses,  to the extent earned,  shall be paid in cash as soon as reasonably practicable following the date of grant by the Committee or, in the case of a Bonus the payment of which is contingent upon the achievement
of  performance  objectives,   upon  the  Committee's  determination  that  such
objectives have been satisfied within the prescribed period of time.

               SECTION 5 - Amendment or Discontinuance of the Plan

     At any time and from time to time, the Board may suspend or terminate the Plan or amend it, and the Committee may amend any outstanding Bonus award, in any respect whatsoever, except that in the event that Bonuses awarded under the Plan are intended to qualify as "performance-based compensation" as described in section 162(m) of the Code, then any amendment to the Plan or to an outstanding Bonus award which would require shareholder approval pursuant to Treas. Reg. ss. 1.162-27(e)(4), or any successor thereto, to preserve such qualification shall not be made absent the approval by the affirmative votes of holders of at least a majority of the shares present, or represented, and entitled to vote at a duly held meeting of stockholders of the Company. The foregoing notwithstanding, no such suspension, discontinuance or amendment shall materially impair the rights of any Key Employee in respect of an outstanding Bonus award without the consent of such Key Employee.

                           SECTION 6 - Effective Date

     This Plan is effective as of March 1, 1999.

                            SECTION 7 - Miscellaneous

     (a) Governing Law. The Plan, and the Bonus awards granted thereunder, shall be governed by applicable federal law and otherwise by the laws of the State of Delaware.

     (b) Rights. Neither the adoption of the Plan nor any action of the Committee shall be deemed to give any individual any right to be granted a Bonus, or any other right hereunder, unless and until the Committee shall have granted such individual a Bonus, and then his or her rights shall be only such as are provided by the Plan and by the Committee in granting such Bonus. No provision of the Plan or any Bonus shall limit the right of the Company or any Subsidiary or Affiliate, in its discretion, to terminate the employment of any Key Employee at any time for any reason whatsoever.

     (c) Non-Transferability. No Bonus award shall be assignable or transferable by the Key Employee otherwise than by will or by the laws of descent and distribution.

     (d) Withholding to Satisfy Tax Obligations. The obligation of the Company to pay cash to a Key Employee in connection with a Bonus awarded to such Key Employee shall be subject to applicable federal, state and local tax withholding requirements.


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     IN WITNESS  WHEREOF,  MIM  Corporation has caused these presents to be duly executed, under seal, this 1st day of March, 1999.


                                MIM Corporation


                                By: /s/ Barry A. Posner
                                    --------------------------
                                    Name: Barry A. Posner
                                    Title: Vice President and General Counsel